                                                                    Exhibit 10.5




                       INTERCOMPANY OPERATING AGREEMENT


                          DATED AS OF APRIL 10, 1995


                                BY AND BETWEEN


                            FAX INTERNATIONAL, INC.


                                      AND


                     SINGAPORE TELECOMMUNICATIONS LIMITED

                                TABLE OF CONTENTS

                                                                                  Page
1.    Definitions................................................................  1

2.    License to Use the Technology: Access to Network...........................  2
      2.1      Grant of License to Use the Technology............................  2
      2.2      On-Going Improvements to the Technology...........................  3
      2.3      Right to Pursue Other Activities..................................  3

3.    Services to be Provided by FI..............................................  3
      3.1      Maintenance of Network............................................  3
      3.2      Expansion of Network..............................................  3
      3.3      Delivery and Transit Fee Clearing House Services..................  3
      3.4      Training..........................................................  3
      3.5      Network Documentation.............................................  3
      3.6      Protection of Technology; Intellectual Property Claims against ST.  4

4.    Payments; Reports; Audits..................................................  4
      4.1      Payments..........................................................  4
      4.2      Reports...........................................................  5

5.    Covenants of ST............................................................  5
      5.1      Exploitation of Technology........................................  5
      5.2      Maintenance of Network in the Territory...........................  5
      5.3      Network Transmissions.............................................  5

5.4   Sharing of Local and International Leased and Switched Circuit Costs.......  5
      5.5      Access to Network Facilities......................................  6
      5.6      Purchase of Equipment.............................................  6
      5.7      Sales Lead Coordination...........................................  7
      5.8      Improvements by ST................................................  7

6.    Representations and Warranties of FI.......................................  7
      6.1      Ownership of Technology...........................................  7
      6.2      Right to Grant License............................................  7

7.    Confidentiality............................................................  7

8.    Term and Termination.......................................................  8
      8.1      Term of Agreement and License.....................................  8
      8.2      Termination.......................................................  8
      8.3      Results of Termination............................................  9

9.    Special Provision Regarding Transmissions from Non-Network Countries....... 10

10.   General Provisions......................................................... 10
      10.1     Currency of Payments.............................................. 10
      10.2     Notices........................................................... 10
      10.3     Binding Provisions................................................ 11
      10.4     Further Assurances................................................ 11
      10.5     No Partnership or Agency.......................................... 11
      10.6     Force Majeure..................................................... 11
      10.7     Construction of Agreement......................................... 12

                       Intercompany Operating Agreement


     The parties to this Intercompany Operating Agreement, dated as of April 10, 1995, are Fax International, Inc., a Delaware corporation ("FI"), and Singapore
                                                            --
Tele-Communications Limited, a Singapore corporation ("ST").
                                                       --

                                Recitals of Fact
                                ----------------

     1.  FI owns all of the right, title and interest in and to the Technology.

     2. FI acts as the coordinator of an international network of companies using the Technology and is engaged in the business of efficient non-real time guaranteed delivery transmission of facsimile documents using the Technology (the "Network").
      -------

     3. ST wishes to participate in the Network as the exclusive originator of Transmissions from Singapore, as the exclusive recipient of Transmissions to be delivered to locations from or within Singapore and as the exclusive transitor of Transmissions through Singapore, and FI wishes to permit ST to participate in the Network as the exclusive originator of Transmissions from Singapore, as the exclusive recipient of Transmissions to be delivered to locations from or within Singapore and as the exclusive transitor of Transmissions through Singapore, on all of the terms and conditions set forth herein. The parties also wish ST to have the non-exclusive Transmission origination rights with respect to non-Network territories specifically set forth herein.

     The parties accordingly agree as follows:

1.   Definitions
     -----------

     As used in this agreement, the following capitalized terms have the following meanings:

     "Affiliate" means, with respect to any person or entity, any person or
      ---------
entity controlled by, under common control with, or in control of such person or entity.

     "FI" has the meaning set forth in the Preamble to this agreement.
      --

     "Field of Business" means the non-real time guaranteed delivery
      -----------------
transmission of facsimile documents using the Technology, and applications in support thereof, such as the storage, retrieval, encoding, decoding, and billing thereof.

     "Gross Revenues" means the total gross invoice price revenues of ST and its
      --------------
affiliates (other than FI) from Transmissions originated by ST from the Territory under this agreement (measured in the currency of the Territory), less cash discounts, refunds, replacements or credits actually given to customers, and, if stated in the invoice, freight, sales and use taxes, goods and services taxes, customs duties and any other similar governmental charges imposed on such

Transmissions.

     "Improvements" means any improvements, developments, updates, upgrades,
      ------------
enhancements, additions, revisions, corrections, fixes, and other modifications to the Technology as it then exists relating to the Field of Business that FI or ST (or any Affiliate of FI or ST) may acquire, discover, invent, originate, conceive, have a right to, develop or manufacture, whether or not the same is patentable, commercially useful or reducible to writing or practice.

     "Insolvency" has the meaning set forth in Section 8.2(b).
      ----------

     "Network" has the meaning set forth in the Preamble to this agreement.
      -------

     "ST" has the meaning set forth in the Preamble to this agreement.
      --

     "Technology" means all intellectual property, proprietary technology,
      ----------
inventions, discoveries, know-how, processes, and information and data owned by FI whether prior to or after the date hereof, and relating or pertaining to the Field of Business, including but not limited to the following: (a) all
                                                                 -
intangible rights in any of the foregoing; (b) all tangible assets, items,
                                            -
documents, instruments, writings, recordations, manifestations or embodiments of any of the foregoing (including all manuals, reports, plans, specifications, drawings, descriptions, formulations, tabulations, compilations, technical information, charts, memoranda, notes, idea books, data tables, plots, computer and other programs, databases, formulae, algorithms, operating systems, and development and manufacturing procedures); and (c) all patent, trade secret and
                                                -
other proprietary rights in any of the foregoing. "Technology" shall also
                                                   ----------
include all Improvements thereto acquired, discovered, invented, originated, conceived of, or developed by FI from time to time.

     "Territory" means Singapore.
      ---------

     "Transmissions" means facsimile document transmissions in the Field of
      -------------
Business using the Network.

2.   License to Use the Technology: Access to Network
     ------------------------------------------------

       2.1  Grant of License to Use the Technology.  FI hereby grants, assigns
            --------------------------------------
and transfers to ST an exclusive, royalty-free, perpetual and irrevocable (subject to the terms hereof, right and license (a) to use (but not to
                                                 -
sublicense or distribute) the Technology (including all developments and updates effected pursuant to Section 2.2) in the Field of Business within the Territory and (b) to access the Network (as and to the extent the Network may exist from
     -
time to time) for the purpose of originating Transmissions from the Territory, delivering Transmissions in the Territory, and, as and to the extent determined by FI, transiting Transmissions through the Territory; provided, that such
                                                       --------
license shall not include the right to use the Technology for any purpose unrelated to the provision of Transmission services for Transmissions originating from the Territory, the delivery of Transmissions destined for recipients within the Territory, and, as and to the extent determined by FI, the transit of Transmissions through the Territory; and provided, further, that
                                                    --------  -------
transiting Transmissions through
the Territory shall be effected on an exclusive basis using ST.

     2.2  On-Going Improvements to the Technology.  FI shall (a) be responsible
          ---------------------------------------             -
for developing the Technology for use in the Field of Business, (b) undertake
                                                                 -
all reasonable efforts to ensure that the Technology is sufficient at all times to operate the Network in the Territory, (c) undertake efforts necessary to
                                          -
remedy any failures in the Technology, and (d) update the Technology (and
                                            -
provide updates of related software) on an ongoing basis to reflect corrections and other Improvements developed as contemplated by this Section 2.2.

     2.3  Right to Pursue Other Activities.  Nothing in this agreement shall
          --------------------------------
limit ST's right to pursue any business or investment with respect to providing facsimile transmission services to or from any country, whether or not in competition with FI.

3.   Services to be Provided by FI
     -----------------------------

     3.1  Maintenance of Network.  FI shall undertake all reasonable efforts to
          ----------------------
maintain the Network in operation at all times, including, without limitation,
(a) obtaining and maintaining in effect contractual commitments from other
 -
Network users operating outside the Territory corresponding to the covenants of ST under Sections 5.1 through 5.8, and (b) from time to time providing updated
                                        -
specifications for the software and the hardware and other tangible components used in the Network from time to time to reflect Improvements in the Technology.

     3.2  Expansion of Network.  FI shall seek to expand the Network to include
          --------------------
additional territories as FI may from time to time determine to be economically and technically feasible; it is agreed and understood that Network users in such other territories may, on FI's sole discretion, consist at any time and from time to time of any one or more of FI, entities affiliated with FI, and entities not affiliated with FI. ST shall have the full and exclusive right (subject to its compliance with the terms hereof) to send Transmissions to and to receive Transmissions from any such territories added to the Network under the terms of the license set forth in Section 2.1.

     3.3  Delivery and Transit Fee Clearing House Services.  FI shall operate as
          ------------------------------------------------
a clearing house for the payment of transfer costs between ST and other Network users operating outside the Territory as contemplated by the arrangements set out in Sections 5.3 and 5.4 (and corresponding provisions of agreements between FI and such other Network users).

     3.4  Training.  FI shall provide sales, marketing, technical, and service
          --------
training to ST's personnel as appropriate to permit the effective use of the Network and the Technology by ST, and shall provide such other training to ST as FI and ST may agree from time to time. FI's obligation to provide training shall be subject to reasonable advance notice to FI and availability of personnel, and ST shall reimburse FI for all reasonable travel (business class), lodging, and other out-of-pocket or direct expenses incurred in connection therewith.

     3.5  Network Documentation.  FI shall provide to ST from time to time such
          ---------------------
current user documentation in the English language as may be necessary or appropriate to permit ST (a)
to obtain efficient access to the Network for purposes of effecting and receiving Transmissions within the Territory and (b) otherwise to use the
                                                  -
Technology within the Territory in the Field of Business.

     3.6  Protection of Technology; Intellectual Property Claims against ST.  FI
          -----------------------------------------------------------------
shall defend ST's right, title and interest in and to the Technology against any and all claims and demands of any other persons or entities at any time claiming any interests therein adverse to ST or FI, and ST and FI shall take such actions as are necessary or appropriate to preserve and maintain in full force and effect ST's rights in, to and under the Technology within the Territory (including taking steps to preserve the confidentiality of the trade secrets included in the Technology). ST shall provide FI with reasonable assistance at FI's expense in taking any such actions. All costs and expenses, including reasonable attorneys' fees and court costs, incurred in taking any such actions shall be borne by FI. FI agrees to protect and save harmless and defend at its own expense ST from and against any and all claims of infringement of patents, trade-marks, industrial designs, copyrights, or other property rights issued under the laws of any country affecting the use of the Technology in Singapore. ST shall give prompt written notice of any such claim made against ST and FI shall defend any such claim and make any settlements thereof at its own expense; ST shall provide FI with reasonable assistance at Fl's expense in any such defense.

4.   Payments; Reports; Audits
     -------------------------

     4.1  Payments.  As payment for the ongoing services provided by FI in
          --------
Section 3 above, ST shall pay a fee to FI on the following basis:

       (a) Subject to clause (i) below, ST shall pay a fee to FI within sixty
(60) days of the end of each calendar quarter during the term hereof in an
amount equal to                 (except as provided in Section 9) of ST's Gross
Revenues with respect to such calendar quarter.

           (i) Notwithstanding the foregoing, ST shall not be required to pay any fee to FI until the threshold amount as determined (and adjusted from time to time) in accordance with clause (ii) below is reduced to zero. Thereafter, the fees accruing under Section 4. 1(a) shall be required to be paid by ST.

           (ii) For purposes of this Section 4. 1 (a), the threshold amount shall initially equal
     . The threshold amount shall be decreased each calendar quarter by the amount of fees waived under this Section 4.1(a). In addition, on each anniversary of the date hereof the threshold amount (as adjusted to that
     time) shall be increased by                       , until such time as the
                    ---------
     adjusted threshold amount has been reduced to zero.

       (b) All payments hereunder shall be made in lawful currency of the Republic of Singapore. Payments shall be wired to an account designated by FI at BayBank Boston or another financial institution designated at any time or from time to time by FI by notice to ST.

     4.2  Reports.
          -------

          (a) Within sixty (60) days after each calendar quarter during the term hereof ST shall furnish to FI an unaudited statement of Gross Revenues for such calendar quarter in sufficient detail to substantiate the computation of Gross Revenues and the amounts payable under Section 4.1 (a) for such quarter.

          (b) Upon the request of FI, ST shall instruct its regular independent certified public accounting firm to verify once for each calendar year the accuracy of ST's payments to FI hereunder and of ST's records of Gross Revenues for that calendar year, and to submit a written report of its findings to FI and ST in as timely a manner as is practicable. Such examination shall be at M's expense (it being understood that such accounting firm will charge no more than customary fees for its services in connection with such verification) unless the examination shall reveal a discrepancy from the amounts previously reported by ST in ST's favor by ten percent (10%) or more, in which case all costs of such examination shall be borne by ST.

5.   Covenants of ST
     ---------------

     5.1  Exploitation of Technology.  ST shall at all times use its best
          --------------------------
efforts to exploit the licenses granted under this agreement and to promote the sale of Network Transmissions from the Territory to best advantage.

     5.2  Maintenance of Network in the Territory.  ST shall be responsible for
          ---------------------------------------
(and shall bear the costs of) acquiring and maintaining at all times incoming and outgoing regular telephone lines, domestic dedicated digital communications circuits, half channel international dedicated digital communications circuits, network node facilities, computer equipment, other hardware and software capacity, and customer service capabilities, all meeting the specifications provided to ST by FI from time to time, sufficient (as FI may advise ST from time to time) to meet peak (and off-peak) Network demand requirements for Transmissions from and into the Territory. ST shall bear the costs of any services or other assistance provided by FI to ST which ST requested or requires in order to enable ST to fulfill its obligations under this Section 5.2.

     5.3  Network Transmissions.  ST shall employ the Technology (provided that
          ---------------------
the Technology and the associated other technologies available to ST are sufficient for such purpose) (a) to allow prompt and efficient transmission to
                              -
the applicable addressees of all Transmissions originating outside the Territory received by ST's Network equipment for delivery, and (b) to allow prompt and
                                                      -
efficient transmission to the applicable authorized Network user (as determined from time to time by FI) of all Transmissions originating outside the Territory received by ST's Network equipment for transit through the Territory.

     5.4  Sharing of Local and International Leased and Switched Circuit Costs.
          --------------------------------------------------------------------

          (a) With respect to all Transmissions originating in, to be delivered to addresses within, or transiting the Territory, ST shall bear all fixed and variable costs (including all equipment costs, overhead costs, and the like) of all switched, dedicated, leased and other

Network telephone circuits inside the Territory to the extent those costs are incurred by ST in its capacity as a provider of telecommunications services, or are payable to providers of telecommunications services or governmental authorities within the Territory, as well as all other fixed and variable costs associated therewith.

          (b) FI shall reimburse ST for all usage based telecommunications service charges incurred within the Territory associated with Transmissions originating outside the Territory, including transit traffic, upon presentation of appropriate documentation (as reasonably determined by FI from time to time by notice to ST). To the extent ST itself provides such telecommunications services, it shall be deemed for this purpose to have borne a service charge equal to a tariffed rate for telecommunications services corresponding to such services; provided, that such rate is no higher than the rate offered by ST to
          --------
other customers with comparable service volumes.

          (c) FI, ST, and other Network users shall periodically meet and agree upon a transfer fee schedule pursuant to which Network users originating Transmissions (including ST) shall pay a fee to FI to offset' its reimbursement expenses under this Section (and analogous contractual provisions entered into with other Network users), it being the general intent that FI shall effectively operate as a clearing house and that each Network member shall pay an transfer fee for Transmissions originating in its service territory (provided, that it is agreed and understood that in the event of a dispute FI's good faith determination as to appropriate transfer fees for all Network users within this framework shall be final so long as the transfer fees so determined as to any Network user are less than the costs such Network user would incur in setting up its own telecommunications circuits outside its respective territory).

     5.5  Access to Network Facilities.  ST shall give FI access (at FI's
          ----------------------------
expense) during regular business hours (and, to the extent appropriate and with reasonable notice, outside regular business hours) to ST's Network facilities and other facilities exploiting the Technology for purposes of maintaining and updating the Technology and monitoring ST's compliance and ability to comply with the provisions of Sections 5.2 and 5.3. If ST fails to maintain its Network facilities in the manner contemplated by Sections 5.2 and 5.3, FI shall, after appropriate consultation with ST, have the right to take such reasonable actions on behalf of ST as may be necessary or appropriate in order to achieve such compliance; ST shall reimburse FI for its expenses incurred in connection therewith upon presentation of documentation thereof.

     5.6  Purchase of Equipment.  ST shall, in its discretion, purchase or lease
          ---------------------
its requirements of standard computer and other hardware and software that FI has determined is suitable for Network-related use (at SI's offices and/or at customer sites in the Territory, as applicable in any case) from FI, from such third-party vendor or vendors as FI may designate from time to time, or from such other persons that ST may select, so long as the equipment so purchased or leased meets the functional specifications established by FI. FI may designate equipment meeting such specifications from time to time, and may from time to time make arrangements to sell or lease (or make available from third-party vendors for sale or lease) such equipment to ST. In addition, FI will provide (to the extent available to it) functional specifications for such equipment to ST at ST's request.

     5.7  Sales Lead Coordination.  Except as specifically permitted by Section
          -----------------------
9, ST shall not seek to sell Transmission services for Transmissions originating outside the Territory nor establish any branch outside the Territory for the marketing or sales of Transmissions; provided, that nothing in this sentence
                                     --------
shall restrict ST from communicating outside the Territory with customers and potential customers concerning the provision of Transmission services within the Territory. ST shall also use its reasonable best efforts to obtain its customers' agreement to serve as references for potential customers for Transmission sales outside the Territory and to provide referrals to such potential customers, all on the same terms as ST seeks references and referrals for Transmission sales within the Territory. ST shall forward to FI all inquiries, and copies of its replies to such inquiries, that are related to potential Transmission sales outside the Territory.

     5.8  Improvements by ST.  ST shall not, and shall have no right to, create
          ------------------
(directly or through a third party) derivative works based upon the Technology without FI's prior written approval. ST shall not develop, make, conceive, invent, or originate ("develop") any Improvement without FI's prior written
                       -------
approval (such approval not to be unreasonably withheld), and agrees and acknowledges that FI must have full and complete control over the Technology and all Improvements in all respects. ST hereby agrees to grant to FI and its Affiliates an exclusive, worldwide (outside of the Territory), perpetual license, with the right to sub-license, to use any Improvement developed by ST, subject to a reasonable royalty or other compensation to be negotiated and agreed upon in writing by FI and ST. Furthermore, ST shall take any actions necessary or appropriate to give effect to the foregoing, including delivery to FI of appropriate materials disclosing or embodying such Improvement.

6.   Representations and Warranties of FI
     ------------------------------------

     6.1  Ownership of Technology.  FI represents and warrants to ST that it is
          -----------------------
the sole and exclusive owner of the entire legal and beneficial right, title and interest in and to the Technology for use in the Field of Business, free and clear of any lien, charge, security interest or other encumbrance.

     6.2  Right to Grant License.  FI has the unencumbered and unrestricted
          ----------------------
right to grant the license set forth in Section 2. The execution, delivery and performance of this agreement by FI does not and will not conflict with or contravene any contractual provision binding on FI with respect to the Technology.

7.   Confidentiality
     ---------------

     Each party agrees to retain in confidence all information disclosed to it by the other party pursuant to any provision of this agreement if such information discloses or relates to any of the Technology and is in writing and marked or is otherwise identified and indicated in writing to be, "Confidential," "Secret" or "Proprietary" (or with words of like import). Each party shall use at least the same care in keeping confidential all information required hereunder to be retained in confidence as such party would exercise in protecting its own confidential and proprietary information, but in any event at least reasonable care. In addition to, and not in limitation of, the foregoing, ST agrees that it will not (and will obtain as appropriate contractual commitments from customers and other appropriate persons or entities not to) reverse engineer, reverse assemble, or reverse compile hardware, software, or firmware included in the Technology. Notwithstanding the foregoing, neither party shall be required to hold confidential hereunder any information (a) that
                                                                        -
has entered the public domain through no fault of or action by such party, (b)
                                                                            -
that was, prior to disclosure in connection with this agreement, already lawfully obtained and in the possession of such party, (c) that has been
                                                        -
obtained lawfully by such party from any third person or entity that was not under an obligation to protect the confidentiality of such information, or (d)
                                                                            -
where disclosure is required by any governmental, judicial, or regulatory authority having jurisdiction over such party (provided, that such party shall use all reasonable efforts (excluding instituting any legal proceeding) to minimize the need for any such disclosure).

     Each party shall use best efforts to ensure compliance with this Section 7 by its own officers, employees, representatives, agents and Affiliates (and by officers, employees, agents and representatives of Affiliates).

8.   Term and Termination
     --------------------

     8.1  Term of Agreement and License.  This agreement and the licenses
          -----------------------------
granted hereunder shall take effect as of the date first written above and shall continue perpetually unless terminated in accordance with the terms of this
Section 8.

     8.2  Termination.
          -----------

       (a) This agreement and the licenses granted hereunder may (but need not) be immediately terminated by FI or ST, as applicable, upon giving notice to the other party, in the event of the failure of the other party to cure any material breach by such other party of any of the terms or conditions of this agreement within ninety (90) days after receipt of notice of such breach from the non-breaching party; provided, that in the event of such a material breach, the
                 --------
parties shall use good faith efforts to work out a fair basis for remedying the breach and will if appropriate in the context of such efforts extended such ninety (90) day cure period with a view to avoiding an unnecessary termination of this agreement and such licenses.

       (b) This agreement and the licenses granted hereunder may (but need not) be immediately terminated by FI or ST, as applicable, upon giving notice to the other party, in the event (i) the other party is adjudged bankrupt or insolvent,
(ii) the other party files a petition under the U.S. Federal bankruptcy code or
 --
any other related applicable law (including applicable Singapore bankruptcy or insolvency law) or has such a petition filed against it that is not dismissed within ninety (90) days, (iii) the making by the other party of any assignment
                          ---
for the benefit of creditors, or (iv) the other party's admission in writing of
                                  --
its inability to pay its debts generally as they came due (any event described in this subsection (b) shall be referred to herein as "Insolvency").
                                                       ----------

       (c) If ST (or any applicable affiliate) fails to effect either the Fixed Price Closing or the Five Year Closing, as such terms are defined and described in that certain Stockholders Agreement dated as of the date hereof to which both ST and FI are parties, then either FI or ST may upon ninety (90) days' written notice to the other request that the terms of this agreement be renegotiated and the parties shall thereupon promptly and in good faith renegotiate the terms of this agreement in light of the overall business relationship of FI and ST at the time.

     No party (or trustee, creditor's representative, or other similar official appointed with respect to such party) shall have the right to terminate or otherwise interfere with this agreement or the licenses granted hereunder as the result of such party's own breach hereof or as the result of such party's own Insolvency.

     8.3  Results of Termination.
          ----------------------

          (a) Upon the termination hereof, FI shall no longer have any obligation to provide any of the services described in Sections 2 and 3 (including without limitation the right of access to the Network), and except as provided in subsection (b) below, all licenses and other rights granted by FI hereunder shall terminate and become null and void, regardless of the reason for termination.

          (b) Notwithstanding the provisions of subsection (a) above, in the event ST terminates this agreement under Section 8.2(a) or Section 8.2(b), ST shall have the right, in its notice of termination, to elect to continue in effect on a perpetual basis the licenses granted hereunder and its right of access to the Network (as and to the extent the Network may exist from time to time), all as described in Section 2. If FI substantially complies with the provisions of Section 3 so that ST is able to participate in or otherwise operate a network corresponding to the Network (notwithstanding that such network may include territories different from those included in the Network at the time of termination), ST shall continue to pay the fees required to be paid during the term hereof under Section 4.1, which fees shall be reported and substantiated in the manner set forth in Section 4.2.

          (c) Upon the termination hereof, ST shall promptly (and in no event later than ten (10) days thereafter) (i) destroy or return the Technology to FI,
                                      -
including without limitation all Patents, regulatory approvals, and tangible representations thereof along with any reproductions, digests, summaries, abstracts or the like or notes relating to all or any part thereof, in the possession or under the control of ST, (ii) destroy any computer entries, data
                                        --
base entries or other recordations of the Technology that are not capable of being returned to FI, and (iii) certify to FI that it has taken the actions
                           ---
required by this paragraph; provided, that the foregoing shall not apply to any Technology required by ST to give effect to an election made under subsection
(b) above.

          (d) Upon the termination hereof, FI shall promptly (and in no event later than ten (10) days thereafter) (i) return to ST all materials and
                                      -
information proprietary to ST, along with any reproductions, digests, summaries, abstracts or the like or notes relating to all or any part thereof in the possession or under the control of FI, (ii) destroy any computer entries, data
                                        --
base entries or other recordations thereof that are not capable of being returned to ST, and (iii) certify to ST that it has taken the actions required
                     ---
by this paragraph; provided, that, if ST makes an election under subsection (b)
                   --------
above, FI may, by notice to ST, elect to retain any such materials described in clauses (i) and (ii) to the extent (and only for so long as) such materials
         -       --
are reasonably necessary or convenient to permit FI to comply substantially with the provisions of Section 3 for the purposes contemplated by subsection (b) above.

          (e) Notwithstanding any termination of this agreement, the obligations and agreements of the parties under this Section and Sections 4 (insofar as they relate to matters preceding such termination or arising as a result of an election under subsection (b) above), 5.8, and 7, and 8.3 shall survive such termination and shall remain in full force and effect.

9.   Special Provision Regarding Transmissions from Non-Network Countries
     --------------------------------------------------------------------

     Notwithstanding anything otherwise provided by this agreement, and in addition to the other rights and privileges granted to ST hereunder, ST shall have the right to sell on a non-exclusive basis Transmission services for Transmissions originating outside the Territory, but only in countries that are not at the relevant time included in the Network (as FI may notify ST from time to time, it being understood that this right shall terminate as to any country when FI notifies ST that country has been included directly in the Network).
All such transmissions shall be routed by ST from the originating location to the Territory and then onto the Network. ST shall have sole responsibility for (and shall bear all costs involved in) the transmission of the facsimile documents from the originating location up to the point when they are introduced onto the Network in the Territory.

     From the point that the Transmissions are transmitted from the Territory onto the Network they shall be treated as Transmissions originated by ST from the Territory for all purposes hereunder and relating to the Network, including without limitation:

       (a) for purposes of Section 5.4 hereof,

       (b) for purposes of defining "Gross Revenues" hereunder, and

       (c) for purposes of determining the fee (or the reduction in the fee waiver threshold) under Section 4.1 hereof except that the fee payable under
                                           ------
Section 4.1 in respect of Gross Revenues from such Transmissions shall be
computed at a rate of                   of Gross Revenues, rather than at a
          rate.

10.  General Provisions
     ------------------

     10.1 Currency of Payments.  All amounts payable hereunder shall be payable
          --------------------
in lawful currency of the Republic of Singapore.

     10.2 Notices.  Except as otherwise provided herein, any notice or
          -------
communication required or permitted to be given pursuant to this agreement shall be deemed to have been duly and sufficiently given for all purposes if in writing and delivered personally to the party or to an officer of the party to whom such notice shall be directed or if sent, postage prepaid, by internationally recognized courier service (e.g., DHL Courier), or if sent by
                                            ----
certified or registered mail, postage and registration prepaid, return receipt requested, or if sent by facsimile (and confirmed by one of the other acceptable methods of giving notice herein as earlier provided), and addressed as followed:

          (a)  If to FI:

               Fax International, Inc.
               67 South Bedford Street
               Suite 100E
               Burlington, MA 01803-5152 (United States)
               Attn: President
               (Telecopy:  (1) (617) 564-6599)

          (b)  If to ST:

               Singapore Telecommunications Limited
               31 Exeter Road, Comcentre, Singapore 0923
               Republic of Singapore
               Attn: Division Manager - Business Communications Sales, Singapore Telecommunications Limited
               (Telecopy: (65) 733-8966)

or addressed to either party at such other address as such party may designate to the other party hereto by a notice complying with the requirements of this
Section 10.2. Except as otherwise provided herein, any such notice shall be deemed to have been given on the date on which the same was delivered.

     10.3 Binding Provisions.  The covenants and agreements contained herein
          ------------------
shall be binding upon, and inure to the benefit of, the parties and the successors and permitted assigns of the respective parties hereto.

     10.4 Further Assurances.  Each of the parties agrees to execute and/or
          ------------------
deliver such further or other documents and assurances that may be required or reasonably requested by the other party from time to time in order to give effect to the provisions of this agreement.

     10.5 No Partnership or Agency.  This agreement and the relations hereby
          ------------------------
established by and between FI and ST do not constitute a partnership, joint venture, agency or contract of employment between them.

     10.6 Force Majeure.  Neither party shall be in default or breach of its
          -------------
obligations hereunder by reason of any delay in the performance of or the failure to perform any of its obligations hereunder by reason of strikes, riots, war, invasion, acts of God, fire, explosion, floods, acts of civil or military government agencies or instrumentalities, judicial action, delay in constructing manufacturing facilities, and other contingencies beyond the reasonable control of the party to be excused. Any party to be excused under this paragraph shall notify the other party of any such delay or failure and shall provide an estimate as soon as practicable as to when the applicable obligation is to be performed, and the time for performing the obligation shall be extended for a period equal to the delay resulting from such a cause.

     10.7  Construction of Agreement.
           -------------------------

          (a) This agreement constitutes the entire agreement between the parties and supersedes all prior written or oral agreements or understandings concerning the subject matter of this agreement.

          (b) No modification or waiver of any of the terms of this agreement shall be deemed valid unless it is in writing and signed by the party against which such modification or waiver is sought to be enforced.

          (c) In the event that any provision of this agreement shall be held by a court of competent jurisdiction or by any governmental body to be invalid or unenforceable, such provision shall be deemed severable and the remaining parts and provisions of this agreement shall remain in full force and effect.

          (d) The headings and captions of Sections are for convenience of reference only and shall not define or limit the provisions of this agreement. All definitions (whether set forth herein or by reference shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The language used in this agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

          (e) This agreement may be executed in any number of counterparts, which may be separately executed by the parties hereto, each of which shall be an original but all of which taken together shall constitute one and the same instrument. In making proof of this agreement it shall be necessary to produce or account for only one such counterpart signed by or on behalf of the party sought to be charged therewith.

          (f) This agreement shall be governed by and construed in accordance with the internal substantive laws of the Republic of Singapore. FI hereby agrees that the courts of Singapore shall have exclusive jurisdiction with respect to any action or proceeding arising out of or relating to this Agreement and agrees that it shall commence any such action or proceeding against ST in the courts of Singapore; provided, however, that this Section shall not limit
                         --------  -------
the right of ST to bring any such action in any other jurisdiction. The FI irrevocably waives any objection that it may have based upon improper venue or forum non conveniens to the conduct of such action or proceeding in such court, and appoints Drew & Napier of 20 Raffles Place # 17-00, Ocean Towers, Singapore 0104, as its agent for a period of five (5) years from the date hereof (at the end of such 5-year period FI agrees to appoint a new agent or to renew its appointment of Drew and Napier as agent) upon which service of process may be served in any such action or proceeding brought in a Singapore court. THE PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. The parties agree that neither party shall be able hereunder for any special, indirect, consequential, or incidental damages, including, without limitation, damages for lost profits or business.

     IN WITNESS WHEREOF, the undersigned have caused this agreement to be duly executed and delivered, as an instrument under seal, as of the date first above written.

Fax International, Inc.                     Singapore Telecommunications Ltd.


By: /s/ Douglas J. Ranalli                  By: /s/ Chua-Loh Yim Kew
   -----------------------------------         -----------------------------
   Douglas Ranalli, President                  Chua-Loh Yim Kew
                                               Division Manager
                                               Business Product Management